SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report (Date of earliest event reported):
September 30, 2005 (September 29, 2005)

Central Parking Corporation
(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 21st Avenue South, Suite 200 Nashville, TN 37212
(Address of principal executive offices)

(615) 297-4255
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Based upon the information described below, on September 29, 2005 management of Central Parking Corporation (the “Company”) and its Audit Committee and Board of Directors, after consultation with the Company’s independent auditors, determined that the Company will restate its quarterly financial statements for the first three quarters of fiscal 2005.
     As previously announced, the Company has become aware of certain related party issues in its United Kingdom operations, primarily related to its United Kingdom Transport business. The Company and the Audit Committee of its Board of Directors are continuing to investigate this situation with the assistance of outside legal, accounting and forensics professionals. This investigation has revealed that certain management-level employees located in the Company’s United Kingdom office appear to have engaged in unauthorized related party transactions utilizing Company assets and to have made improper and inaccurate entries to the Company’s financial statements for the United Kingdom operations. As part of the investigation, the Company is evaluating its legal rights against the parties involved in the related party transactions. The Company is also engaged in work to determine the quarterly and year-end financial results of its UK operations. Although the year-end review and investigation are not concluded, at this time the Company believes that there may be a negative financial impact on its prior fiscal 2005 quarters in the range of US $8 to 10 million, consisting primarily of over-accrual of revenues and improper capitalization of expenses.
     The overall negative financial impact on the Company’s fiscal year ending September 30, 2005, including the US $8 to 10 million related to prior quarters, is estimated to be in the range of US$13 to 15 million, including current period operating losses and anticipated expenses of the investigation. The United Kingdom operations represented approximately 2.7% of the Company’s revenues previously reported in the Company’s financial statements through the first three quarters of the current fiscal year.
Item 8.01      Other Events.
     On September 29, 2005, the Company issued the press release attached hereto as Exhibit 99.1 disclosing certain fourth quarter developments and announcing the extension and modification of the price range of the tender offer.
Item      9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c)    Exhibits

Number	Exhibit

99.1	Press release dated September 29, 2005.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr.
Senior Vice President and General Counsel

Date: September 30, 2005
Exhibit Index

Exhibit No.

99.1	Press release dated September 29, 2005.